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                                                             EXHIBIT 23.1


                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 22, 2003, except for Notes 16 and 17, as to which the dates are June 30, 2003 and June 5, 2003, respectively, in the Registration Statement (Amendment No. 1 on Form S-1 to Form S-4) and related Prospectus of ACG Holdings, Inc. for the offer to exchange new 10% Senior Second Secured Notes Due 2010 for all $280,000,000 of outstanding 10% Senior Second Secured Notes Due 2010.

                                                        /s/ Ernst & Young LLP


Nashville, Tennessee
November 24, 2003